UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2026

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 11, 2026, Pulse Biosciences, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was a virtual meeting held via live audio webcast. The stockholders of the Company voted on the following items at the Annual Meeting:

1.	to elect seven directors to hold office until the Company’s 2027 annual meeting and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

The voting results for each of these proposals are detailed below:

1.	Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Robert W. Duggan	33,443,582	1,583,174	388	10,974,550
Paul A. LaViolette	34,264,295	759,401	3,448	10,974,550
Maria Sainz	35,007,101	18,349	1,694	10,974,550
Manmeet S. Soni	33,560,875	1,464,574	1,695	10,974,550
Darrin R. Uecker	34,246,413	779,036	1,695	10,974,550
Richard A. van den Broek	34,278,978	746,471	1,695	10,974,550
Mahkam Zanganeh, D.D.S.	34,241,938	783,511	1,695	10,974,550

Each director nominee was duly elected to serve until the 2027 Annual Meeting and until his or her successor is duly elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
45,976,355	8,265	17,074	N/A

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: June 11, 2026	By:	/s/ Jon Skinner
Jon Skinner
Chief Financial Officer (Principal Financial Officer)